Exhibit 99.1

For immediate release:

CONTACT:

Thomas F. Hoffman (412) 831-4060

Chuck Mazur (412) 831-4340

CONSOL ENERGY INC. TERMINATES PROPOSED

EXCHANGE OFFER FOR CNX GAS

PITTSBURGH (March 25, 2008)—CONSOL Energy, Inc. (NYSE:CNX) has terminated its proposed exchange offer for the shares of CNX Gas Corporation (NYSE:CXG) common stock that it does not currently own. CONSOL Energy announced its intention to make the offer on January 29, 2008.

Following discussions with and communications from certain holders of CNX Gas common stock, CONSOL Energy management recommended to its Board of Directors that the company terminate the proposed exchange offer, concluding that it would not be in the best interest of CONSOL Energy and its stockholders to proceed at this time with the offer. There were two key factors that led to management’s recommendation. First, price demands from certain CNX Gas stockholders were considered to be unreasonable. Second, recent stock market volatility has made it difficult to accurately assess the ultimate cost of the transaction. The CONSOL Energy Board of Directors voted today to terminate the proposed exchange offer.

However, CONSOL Energy does not intend to sell or otherwise divest itself of the shares of CNX Gas that it currently owns. In addition, the company intends to continue buying shares of CNX Gas common stock from time to time in open market purchases based on a number of considerations, including price.

In connection with today’s announcement, CONSOL Energy will file an application with the Securities and Exchange Commission to withdraw its registration statement on Form S-4, filed on February 28, 2008, containing an exchange offer preliminary prospectus and related materials pertaining to the Exchange Offer.

About CONSOL Energy

CONSOL Energy Inc., a high-Btu bituminous coal and coal bed methane company, is a member of the Standard & Poor’s 500 Equity Index and has annual revenues of $3.8 billion. It has 17 bituminous coal mining complexes in six states and reports proven and probable coal reserves of 4.5 billion tons. CONSOL Energy was named one of America’s most admired companies in 2005 by Fortune magazine. It received the U.S. Department of the Interior’s Office of Surface Mining National Award for Excellence in Surface Mining for the company’s innovative reclamation practices in 2002, 2003 and 2004.

Also in 2003, the company was listed in Information Week magazine’s “Information Week 500” list for its information technology operations. In 2002, the company received a U.S. Environmental Protection Agency Climate Protection Award. Additional information about the company can be found at its web site: www.consolenergy.com.

Forward-Looking Statements

Various statements in this press release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995). When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this press release; we disclaim any obligation to update these statements, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, uncertainties and contingencies include, but are not limited to the factors discussed in our 2007 Form 10-K under “Risk Factors,” which is on file at the Securities and Exchange Commission.